Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Third Quarter 2020 Earnings

Scranton, PA, November 3, 2020/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and nine months ended September 30, 2020.  Peoples reported net income of $8.3 million, or $1.14 per diluted share for the three months ended September 30, 2020, an increase of 16.3% when compared to $7.1 million, or $0.96 per diluted share for the comparable period of 2019. The increase in earnings for the three months ended September 30, 2020 is the product of an increase in pre-provision net interest income of $0.7 million, due primarily to lower funding costs of $1.0 million, higher commercial loan interest rate swap revenue of $0.9 million, and higher gains of $0.5 million on the sale of investment securities.  Partially offsetting the increases was a higher provision for loan losses of $0.4 million, resulting from the application of our allowance for loan losses methodology, and higher federal income tax expense of $0.5 million.

Net income for the nine months ended September 30, 2020, totaled $21.2 million or $2.87 per diluted share, a 2.2% increase when compared to $20.7 million or $2.79 per diluted share for the same period last year. The increase in earnings in the 2020 nine month period is the result of an increase in our pre-provision net interest income of $3.7 million, or 6.6%, the result of lower funding costs of $2.5 million and higher average earning assets of $294.1 million, an increase of $0.7 million from gains realized on the sale of debt securities, and lower noninterest expenses of $1.1 million. Partially offsetting the increase was a higher provision for loan losses of $4.3 million, primarily due to changes in several qualitative factors included in our allowance for loan losses methodology during the first half of 2020 relating to the impact of COVID-19.

In addition to evaluating its results of operations in accordance with GAAP, Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely gains and losses incurred within the investment securities portfolio. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

Core net income, which we have defined to exclude gains or losses from our investment securities portfolio, for the three months ended September 30, totaled $7.9 million and $7.1 million in 2020 and 2019, respectively. Core net income per share for the three months ended September 30, 2020 was $1.09, a 11.4% increase from $0.96 reported for the same period in 2019. The results in 2020 exclude a pre-tax $457 thousand gain on the sale of a mortgage-backed security and a $2 thousand unrealized gain on our equity investment portfolio.  The results for 2019 exclude a $14 thousand unrealized gain on our equity investment portfolio.

Core net income for the nine months ended September 30, 2020 was $20.7 million or $2.81 per diluted share, a slight increase when compared to $20.7 million or $2.79 per diluted share for the same period of 2019. Results for the nine months ended September 30, 2020 exclude a pre-tax gain of $724 thousand on the sale of debt securities and a $82 thousand unrealized loss on our equity investment securities portfolio. The 2019 results were impacted by a pre-tax gain of $23 thousand on the sale of debt securities and a $6 thousand unrealized gain on our equity investment securities portfolio.

NOTABLES

●	Tax-equivalent net interest income increased $3.5 million or 6.0% to $61.0 million for the nine months ended September 30, 2020 compared to $57.5 million for the same period in 2019.
●	Provision for loan losses increased $4.3 million or 202.4% to $6.4 million for the nine months ended September 30, 2020 from $2.1 million during the year ago period. The increase was due primarily to higher qualitative factors related to economic decline resulting from the adverse impact of COVID-19.

●	Loans, net growth of $307.4 million since September 30, 2019, including $217.5 million of Paycheck Protection Program (“PPP”) commercial loans at September 30, 2020. Excluding PPP loans, loans increased $89.9 million or 4.8% since September 30, 2019
●	Loans in deferral at September 30, 2020 totaled $51.0 million or 2.6% of total outstanding loan balances, excluding PPP loans. At June 30, 2020 loans in deferral totaled $330.1 million or 16.7% of total outstanding loan balances, excluding PPP loans.
●	Deposits grew $385.4 million or 19.5% for the nine months ended September 30, 2020
●	Efficiency ratio improved to 55.9% for the three months ended September 30, 2020, compared to 59.6% in the year ago period due to higher revenue.
●	Book value per share improved to $43.30 at September 30, 2020 from $40.47 at December 31, 2019, and from $40.08 at September 30, 2019.
●	Tangible book value per share improved to $34.40 at September 30, 2020 from $31.68 at December 31, 2019, and from $31.27 at September 30, 2019.
●	The ratio of the allowance for loan losses to total loans was 1.21% and 1.19% at September 30, 2020 and September 30, 2019, respectively. Excluding PPP loans that do not carry an allowance for losses due to a 100% government guarantee, the ratio equaled 1.35% at September 30, 2020, or an increase of 14 basis points.
●	Dividends declared for the nine months ended September 30, 2020 amounted to $1.08 per share, a 5.9% increase from 2019, representing a dividend payout ratio of 37.4%.
●	Permanently closed and consolidated three branch offices during the third quarter of 2020.

 INCOME STATEMENT REVIEW

Calculated on a fully taxable equivalent basis (“FTE”), our tax-equivalent net interest margin for the three and nine months ended September 30 was 3.19% and 3.35% respectively in 2020, compared to 3.61% and 3.60% respectively for the same periods in 2019. The PPP loans’ 1% interest rate negatively impacted the net interest margin by nine and five basis points for the three and nine months ended September 30, 2020, respectively. The tax-equivalent yield on interest-earning assets decreased 69 basis points to 3.73% and decreased 49 basis points to 3.96% for the three and nine months ended September 30, 2020 from 4.42% and 4.45% during the corresponding periods of 2019. The decrease in yield is due to lower market rates the result of the Federal Open Market Committee (“FOMC”) cutting the federal funds rate by 75 basis points during the second half of 2019, and aggressive actions to cut rates 150 basis points in the first three months of 2020. The decrease in market rates resulted in lower rates on our existing adjustable rate loans and affected rates on new originations. At the same time, we experienced lower interest-bearing liability costs, including the additional interest expense on the subordinated debt we issued during the second quarter of 2020, due to the lower market rates. Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, decreased 34 and 30 basis points to 0.76% and 0.84% respectively for the three and nine months ended September 30, 2020 when compared to 1.10% and 1.14% respectively for the same periods in 2019.

Tax-equivalent net interest income for the nine months ended September 30, increased $3.5 million or 6.0% to $61.0 million in 2020 from $57.5 million in 2019. The increase in tax equivalent net interest income was due to lower interest expense of $2.5 million, resulting from lower funding costs, and a $240.9 million increase in average loans for the nine months ended September 30, 2020 when compared to the same period in 2019. PPP loans averaged $127.1 million in the nine month period ended September 30, 2020 with interest and fees totaling $2.5 million. The tax-equivalent yield on the loan portfolio decreased to 4.25% for the nine months ended September 30, 2020, compared to 4.75% for the comparable period in 2019 due to lower market rates and the yield earned on PPP loans. Loans, net averaged $2.1 billion for the nine months ended September 30, 2020 and $1.9 billion for the comparable period in 2019. For the nine months ended September 30, the tax-equivalent yield on total investments decreased to 2.41% in 2020 from 2.49% in 2019. Average investments totaled $299.2 million in 2020 and $273.1 million in 2019. Average interest-bearing liabilities increased $165.2 million for the nine months ended September 30, 2020, compared to the corresponding period last year due to higher customer savings rates, new account relationships and the issuance of subordinated debt.

The provision for loan losses totaled $6.4 million for the nine months ended September 30, 2020 and $2.1 million for the nine months ended September 30, 2019.  For the quarter ended September 30, the provision for loan losses was

$1.1 million in 2020 and $0.7 million in 2019. The increase to the provision for the nine months ended September 30, 2020, results from the application of our loan losses methodology which includes monitoring of our asset quality and the general economic environment to assure the allowance for loan losses is adequate to cover estimated credit losses in the loan portfolio. Changes to the qualitative factors related to economic decline resulting from the adverse impact of the COVID-19 crisis was the primary reason for the higher provision.

For the nine months ended September 30, noninterest income totaled $11.9 million in 2020, an increase from $11.3 million in 2019. The increased noninterest income in the current period was driven by higher fee income generated from commercial loan interest rate swap transactions which totaled $1.9 million, a $0.8 million increase over the comparable period, net gains on the sale of investment securities of $0.7 million, and higher mortgage banking revenue of $0.5 million as sold mortgage production volumes increased due to low interest rates and increased refinance activity.  Partially offsetting the increases were lower service charges, fees, and commissions which totaled $4.6 million in the nine months ended September 30, 2020 compared to $5.5 million during the corresponding period of 2019 as the volume of consumer and commercial service charge activity fell. Also, merchant services and wealth management income both decreased largely due to lower transaction volumes in the COVID-19 environment.  For the three months ended September 30, noninterest income totaled $4.9 million in 2020, an increase from $3.7 million in 2019. The largest increases were related to fee income from commercial loan interest rate swap transactions which was higher by $0.9 million due to the increased number and volume of transactions, a gain on the sale of a mortgage-backed security of $0.5 million, and higher mortgage banking revenue of $0.3 million as the volume of sold mortgages grew as a result of increased refinance activity.  Lower service charges, fees and commissions of $0.2 million resulting from lower volumes of consumer and commercial service charge activity, and lower wealth management income due to the prevailing COVID-19 environment, partially offset the increases.

Noninterest expense decreased $1.1 million or 2.7% to $40.9 million for the nine months ended September 30, 2020, from $42.0 million for the nine months ended September 30, 2019. Salaries and employee benefits decreased $1.0 million or 4.0% due to an increase to deferred loan origination cost benefit of $1.1 million related to the origination of PPP loans during the three months ended June 30, 2020. The initial deferred cost benefit will add back to expense primarily over the twenty-four month duration of the PPP loans and may be accelerated based on the timing of the forgiveness of PPP loans made to our borrowers by the Small Business Administration (“SBA”). In addition, other expenses during the nine months ended September 30, 2020 decreased $0.5 million due to lower marketing expenses. Occupancy and equipment expenses increased due to our market expansion and increased debit card expenses when comparing the first nine months of 2020 and 2019 as those expenses increased $0.4 million or 5.1%. Noninterest expense decreased $0.1 million or 0.8% to $14.0 million for the three months ended September 30, 2020, from $14.1 million for the three months ended September 30, 2019. Salaries and employee benefits decreased $0.2 million or 2.8% due to the lower number of full-time equivalent employees. Decreases to other expenses offset the higher occupancy and equipment expenses related to our market expansion when comparing the three months ending September 30, 2020 and 2019.

 BALANCE SHEET REVIEW

At September 30, 2020, total assets, loans and deposits were $2.8 billion, $2.2 billion and $2.4 billion, respectively. Loans, net increased $250.2 million from December 31, 2019. The growth in loans was primarily in commercial and industrial loans resulting from our participation in the SBA’s administered PPP, and to a lesser extent in commercial real estate loans. Since the establishment of the PPP during the second quarter of 2020 we originated $217.5 million in PPP loans, the majority of which were to existing customers and had initial terms of twenty-four months. We expect a significant decline in these loan balances during the remainder of 2020 and first six months of 2021 as our commercial customers are expected to apply for and receive full or partial forgiveness of their loans under the PPP program. Total deposits increased $385.4 million or 19.5% from December 31, 2019 due to organic growth of customer relationships throughout all our markets, higher customer savings rates, seasonal inflows of public fund deposits and PPP loan proceeds retained coupled with additional deposits by our commercial borrowers. Non-interest bearing deposits increased $116.0 million or 25.0% and interest-bearing deposits increased $269.4 million or 13.7% during the nine months ended September 30, 2020. Total investments were $255.0 million at September 30, 2020, including $247.4 million securities classified as available-for-sale and $7.3 million classified as held-to-maturity.

During June 2020, we issued $33.0 million aggregate principal amount of subordinated notes due 2030 (the “2020 Notes”), to accredited investors in a private placement. The 2020 Notes are intended to be treated as Tier 2 capital for regulatory capital purposes. The 2020 Notes bear interest at a rate of 5.375% per year for the first five years and then will float based on a benchmark rate, provided that the interest rate applicable to the outstanding principal balance during the period the 2020 Notes are floating will at no time be less than 4.75%.

Stockholders’ equity equaled $313.6 million or $43.30 per share at September 30, 2020, and $299.0 million or $40.47 per share at December 31, 2019. Tangible stockholders’ equity improved to $34.40 per share at September 30, 2020, from $31.68 per share at December 31, 2019. Dividends declared for the nine months ended September 30, 2020 amounted to $1.08 per share, a 5.9% increase from 2019, representing a dividend payout ratio of 37.4%.

ASSET QUALITY REVIEW

Nonperforming assets were $11.4 million or 0.52% of loans, net and foreclosed assets at September 30, 2020, compared to $10.5 million or 0.54% of loans, net and foreclosed assets at December 31, 2019. The increase in non-performing loans was mainly due to the placement of three commercial loans on non-accrual, offset by a partial write-down of $0.9 million related to one non-accrual commercial relationship.  Our allowance for loan losses increased $3.9 million or 17.2% in 2020, due largely to the adjustment during the first six months of 2020 of qualitative factors in our allowance for loan losses methodology, which reflected economic decline due to COVID-19’s adverse impact on economic and business operating conditions. The allowance for loan losses equaled $26.6 million or 1.21% of loans, net at September 30, 2020 compared to $22.7 million or 1.17% of loans, net, at December 31, 2019. Excluding PPP loans that do not carry an allowance for losses due to a 100% government guarantee, the ratio equaled 1.35% at September 30, 2020. Loans charged-off, net of recoveries, for the nine months ended September 30, 2020, equaled $2.4 million or 0.16% of average loans, compared to $1.1 million or 0.08% of average loans for the comparable period last year.  The increase in charge-offs was due to the aforementioned partial write-down of a non-accrual commercial relationship and additional charge-offs of small business lines of credit originated in our Greater Delaware Valley market.

Impact of COVID-19

Operationally, as COVID-19 events unfold, our continued priority is to take care of our customers and employees. Our management team continues to modify and enhance strategies and protocols intended to protect our workforce and customers, maintain services for customers, assure the functional continuity of our operating systems, controls and processes, and mitigate financial risks posed by changing market conditions. We have followed the recommendations of our state governments as to conducting business and have maintained safety protocols by limiting the number of customers in our lobbies at a time and installing protective shields at teller windows.

From a lending perspective, organic loan growth, with the exception of PPP loans, has been slowed as we focus on managing our existing portfolio. We have participated in the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), Paycheck Protection Program, a $350 billion specialized low-interest loan program funded by the U.S. Treasury Department and administered by the U.S. Small Business Administration. The PPP provides borrower guarantees for lenders, as well as loan forgiveness incentives for borrowers that utilize the loan proceeds to cover employee compensation-related business operating costs. Our loan officers guided our commercial customers through the application process and now are guiding them through the forgiveness process. Through September 30, 2020, we have approved 1,450 PPP loans totaling $217.5 million. Substantially all of the loans were made to existing customers, funded under the two year PPP loan program, and the loan proceeds initially were deposited with our institution. At origination, loan fee income totaled $7.0 million and is being earned primarily over the 24 month duration of the loans as a part of the loan yield. At September 30, 2020, $5.5 million remains to be earned in future quarters and may be accelerated based on the timing of forgiveness of PPP loans by the SBA.

From a credit risk perspective, we have taken actions to identify and assess our COVID-19 related credit exposures based on asset class and borrower type. From the onset of the crisis, we worked to proactively monitor our loan portfolio by contacting many of our borrowers to evaluate the impact of the pandemic on them, their businesses and the underlying collateral for our loans. The Company implemented a customer payment deferral program to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID-19 related challenges. For borrowers who received a loan payment deferral we are working with the borrowers to evaluate the potential for further deterioration of credit quality at the end of the deferral period. We evaluated our commercial loan and commercial real estate loan portfolios to identify those loans in industries that are most at risk or where other information indicates the borrower may be significantly impacted by the effects of COVID-19. Through July 30, 2020, the Company granted payment deferral requests for up to six months to a total of 481 commercial loans with outstanding loan balances of $306.9 million and to 505 consumer loans with outstanding balances of $23.3 million. At September 30, 2020, the majority of loans are no longer in deferral as borrowers have begun to make their regular payments.  Outstanding loan balances remaining in deferral at September 30, 2020 totaled $51.0 million, a decrease of $279.1 million from the $330.1 million in deferral at June 30, 2020.  As a percentage of total loan balances, excluding PPP loans, loans in deferral represented 2.6% of loans outstanding at September 30, 2020 compared to 16.7% of loans outstanding at June 30,

2020.  At September 30, 2020, commercial loan balances remaining in deferral total $48.3 million while consumer loans total $2.7 million. Loan deferrals and modifications have been executed consistent with the guidelines of the CARES Act. Pursuant to the CARES Act, loan deferrals are not included in our nonperforming loans disclosed above. Loans in deferral status will continue to accrue interest during the deferral period unless otherwise classified as nonperforming.

Our Asset Liability Management Committee continues to meet to review our capital adequacy and liquidity contingency funding plan due to the high degree of uncertainty around the magnitude and duration of the economic impact of the COVID-19 pandemic. The Company’s capital planning and capital management activities, coupled with its historically strong earnings performance and prudent dividend practices, have allowed us to build strong capital reserves. Because of the uncertain economic impact of COVID-19, however, during the second quarter of 2020 the Company issued $33.0 million aggregate principal amount 5.375% fixed-to-floating rate subordinated notes due June 2030. The notes are intended to qualify as Tier 2 capital for regulatory purposes. At September 30, 2020, all of the Company’s regulatory capital ratios significantly exceeded all well-capitalized thresholds.

Additionally, management believes the Company’s liquidity position is strong. At September 30, 2020, the Company’s cash and due from banks balances were $166.2 million and we maintained $156.6 million of availability at the Federal Reserve Bank’s discount window. We may also utilize the Federal Reserve’s Paycheck Protection Program Liquidity Facility (“PPPLF”) by pledging the PPP loans as collateral; at September 30, $217.5 million would be available to borrow for a term equal to the maturity date of the loans pledged. The Company also maintains an available-for-sale investment securities portfolio, comprised primarily of highly liquid U.S. Treasury and U.S. agency securities, highly-rated municipal securities and U.S. agency-backed mortgage backed securities. This portfolio serves as a ready source of liquidity and capital. At September 30, 2020, the Company’s available-for-sale investment securities portfolio totaled $247.4 million, $191.6 million of which were unencumbered. Net unrealized gains on the portfolio were $10.2 million. The Bank’s unused borrowing capacity at the Federal Home Loan Bank of Pittsburgh at September 30, 2020 was $520.4 million.

The COVID-19 crisis is expected to continue to impact the Company’s financial results, as well as demand for its products and services during the remainder of 2020 and potentially beyond. The short and long-term implications of the COVID-19 crisis, and related monetary and fiscal stimulus measures, on our future revenues, earnings results, allowance for loan losses, capital reserves, and liquidity are uncertain at this time.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania and Broome County in New York through 26 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the unfolding COVID-19 crisis and the governmental responses to the crisis; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend

(In thousands, except share and per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
	2020	2020	2020	2019	2019
Key performance data:
Share and per share amounts:
Net income	$1.14	$1.03	$0.72	$0.68	$0.97
Core net income (1)	$1.09	$1.03	$0.70	$0.67	$0.97
Cash dividends declared	$0.36	$0.36	$0.36	$0.35	$0.34
Book value	$43.30	$42.55	$41.68	$40.47	$40.08
Tangible book value (1)	$34.40	$33.74	$32.86	$31.68	$31.27
Market value:
High	$39.38	$39.40	$50.10	$53.43	$48.38
Low	$32.51	$30.24	$35.60	$44.46	$42.90
Closing	$34.76	$38.19	$39.74	$50.35	$45.29
Market capitalization	$251,743	$280,042	$291,820	$372,010	$334,637
Common shares outstanding	7,242,326	7,332,856	7,343,240	7,388,480	7,388,759
Selected ratios:
Return on average stockholders’ equity	10.58%	9.87%	7.05%	6.69%	9.65%
Core return on average stockholders’ equity (1)	10.12%	9.83%	6.90%	6.55%	9.63%
Return on average tangible stockholders’ equity	13.34%	12.49%	8.99%	8.55%	12.40%
Core return on average tangible stockholders’ equity (1)	12.76%	12.44%	8.79%	8.38%	12.38%
Return on average assets	1.21%	1.13%	0.86%	0.83%	1.21%
Core return on average assets (1)	1.16%	1.12%	0.84%	0.81%	1.21%
Stockholders’ equity to total assets	11.18%	11.56%	12.03%	12.08%	12.48%
Efficiency ratio (2)	55.94%	54.01%	57.88%	57.63%	59.65%
Nonperforming assets to loans, net, and foreclosed assets	0.52%	0.62%	0.60%	0.54%	0.61%
Net charge-offs to average loans, net	0.26%	0.10%	0.10%	0.78%	0.05%
Allowance for loan losses to loans, net	1.21%	1.24%	1.27%	1.17%	1.19%
Interest-bearing assets yield (FTE) (3)	3.73%	3.90%	4.25%	4.30%	4.42%
Cost of funds	0.76%	0.75%	1.01%	1.06%	1.10%
Net interest spread (FTE) (3)	2.97%	3.15%	3.24%	3.24%	3.32%
Net interest margin (FTE) (3)	3.19%	3.36%	3.50%	3.52%	3.61%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains(losses) on investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	Sept 30	Sept 30
Nine Months Ended	2020	2019
Interest income:
Interest and fees on loans:
Taxable	$62,978	$61,684
Tax-exempt	2,848	3,274
Interest and dividends on investment securities:
Taxable	4,223	3,127
Tax-exempt	874	1,493
Dividends	71	60
Interest on interest-bearing deposits in other banks	27	50
Interest on federal funds sold	19	77
Total interest income	71,040	69,765
Interest expense:
Interest on deposits	9,125	11,090
Interest on short-term borrowings	757	1,491
Interest on long-term debt	575	923
Interest on subordinated debt	591
Total interest expense	11,048	13,504
Net interest income	59,992	56,261
Provision for loan losses	6,350	2,100
Net interest income after provision for loan losses	53,642	54,161
Noninterest income:
Service charges, fees, commissions	4,622	5,505
Merchant services income	723	837
Commissions and fees on fiduciary activities	1,574	1,568
Wealth management income	890	1,142
Mortgage banking income	937	457
Bank owned life insurance income	572	567
Interest rate swap revenue	1,947	1,145
Net gain (loss) on investment securities	(82)	6
Net gain on sale of investment securities available-for-sale	724	23
Total noninterest income	11,907	11,250
Noninterest expense:
Salaries and employee benefits expense	22,735	23,688
Net occupancy and equipment expense	9,252	8,807
Amortization of intangible assets	462	557
Other expenses	8,418	8,946
Total noninterest expense	40,867	41,998
Income before income taxes	24,682	23,413
Provision for income tax expense	3,513	2,709
Net income	$21,169	$20,704
Other comprehensive income:
Unrealized gain on investment securities available-for-sale	$9,084	$5,211
Reclassification adjustment for gains included in net income	(724)	(23)
Change in derivative fair value	356	659
Income tax related to other comprehensive income	1,830	1,228
Other comprehensive income, net of income taxes	6,886	4,619
Comprehensive income	$28,055	$25,323
Share and per share amounts:
Net income - basic	$2.89	$2.80
Net income - diluted	2.87	2.79
Cash dividends declared	$1.08	$1.02
Average common shares outstanding - basic	7,332,539	7,397,768
Average common shares outstanding - diluted	7,364,693	7,412,865

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2020	2020	2020	2019	2019
Interest income:
Interest and fees on loans:
Taxable	$20,901	$21,160	$20,917	$20,804	$20,940
Tax-exempt	876	941	1,031	1,035	1,066
Interest and dividends on investment securities available-for-sale:
Taxable	1,250	1,420	1,548	1,308	1,092
Tax-exempt	280	295	299	385	411
Dividends	23	25	23	24	19
Interest on interest-bearing deposits in other banks	4	5	24	15	27
Interest on federal funds sold	12	6		45	77
Total interest income	23,346	23,852	23,842	23,616	23,632
Interest expense:
Interest on deposits	2,758	2,864	3,503	3,905	3,966
Interest on short-term borrowings	82	102	573	151	83
Interest on long-term debt	139	231	205	308	347
Interest on subordinated debt	443	148
Total interest expense	3,422	3,345	4,281	4,364	4,396
Net interest income	19,924	20,507	19,561	19,252	19,236
Provision for loan losses	1,050	1,800	3,500	4,000	700
Net interest income after provision for loan losses	18,874	18,707	16,061	15,252	18,536
Noninterest income:
Service charges, fees, commissions	1,584	1,433	1,605	1,730	1,806
Merchant services income	137	472	114	136	182
Commissions and fees on fiduciary activities	575	493	506	519	569
Wealth management income	272	231	387	382	395
Mortgage banking income	488	312	137	143	172
Bank owned life insurance income	192	193	187	188	189
Interest rate swap revenue	1,228	249	470	646	355
Net gain (loss) on investment securities	2	39	(123)	126	14
Net gain on sale of investment securities available-for-sale	457		267
Total noninterest income	4,935	3,422	3,550	3,870	3,682
Noninterest expense:
Salaries and employee benefits expense	7,831	7,048	7,856	7,686	8,056
Net occupancy and equipment expense	3,131	3,042	3,079	3,104	2,997
Amortization of intangible assets	154	154	154	173	183
Other expenses	2,858	2,998	2,562	2,681	2,843
Total noninterest expense	13,974	13,242	13,651	13,644	14,079
Income before income taxes	9,835	8,887	5,960	5,478	8,139
Income tax expense	1,523	1,311	679	446	991
Net income	$8,312	$7,576	$5,281	$5,032	$7,148
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$(639)	$2,094	$7,629	$(102)	$161
Reclassification adjustment for gains included in net income	(457)		(267)
Change in pension liability				639
Change in derivative fair value	(137)	(543)	1,036	(218)	153
Income tax related to other comprehensive income	(260)	326	1,765	67	66
Other comprehensive income, net of income taxes	(973)	1,225	6,633	252	248
Comprehensive income	$7,339	$8,801	$11,914	$5,284	$7,396
Share and per share amounts:
Net income - basic	$1.14	$1.03	$0.72	$0.68	$0.97
Net income - diluted	1.14	1.03	0.71	0.68	0.96
Cash dividends declared	$0.36	$0.36	$0.36	$0.35	$0.34
Average common shares outstanding - basic	7,277,189	7,341,636	7,379,438	7,388,488	7,394,992
Average common shares outstanding - diluted	7,312,253	7,376,700	7,405,703	7,410,899	7,417,403

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2020	2020	2020	2019	2019
Net interest income:
Interest income
Loans, net:
Taxable	$20,901	$21,160	$20,917	$20,804	$20,940
Tax-exempt	1,109	1,191	1,305	1,311	1,348
Total loans, net	22,010	22,351	22,222	22,115	22,288
Investments:
Taxable	1,273	1,445	1,571	1,332	1,111
Tax-exempt	354	374	378	487	520
Total investments	1,627	1,819	1,949	1,819	1,631
Interest on interest-bearing balances in other banks	4	5	24	15	27
Federal funds sold	12	6		45	77
Total interest income	23,653	24,181	24,195	23,994	24,023
Interest expense:
Deposits	2,758	2,864	3,503	3,905	3,966
Short-term borrowings	82	102	573	151	83
Long-term debt	139	231	205	308	347
Subordinated debt	443	148
Total interest expense	3,422	3,345	4,281	4,364	4,396
Net interest income	$20,231	$20,836	$19,914	$19,630	$19,627
Loans, net:
Taxable	4.04%	4.19%	4.60%	4.67%	4.80%
Tax-exempt	3.70%	3.75%	3.88%	3.88%	3.94%
Total loans, net	4.02%	4.16%	4.55%	4.62%	4.74%
Investments:
Taxable	2.09%	2.24%	2.36%	2.29%	2.20%
Tax-exempt	3.56%	3.46%	3.10%	2.88%	2.93%
Total investments	2.30%	2.41%	2.48%	2.42%	2.39%
Interest-bearing balances with banks	0.08%	0.16%	1.17%	1.12%	2.14%
Federal funds sold	0.11%	0.14%		1.85%	2.14%
Total interest-bearing assets	3.73%	3.90%	4.25%	4.30%	4.42%
Interest expense:
Deposits	0.65%	0.72%	0.92%	1.00%	1.03%
Short-term borrowings	0.65%	0.44%	1.62%	2.00%	2.62%
Long-term debt	2.59%	1.13%	2.54%	2.52%	2.61%
Subordinated debt	5.37%	5.38%
Total interest-bearing liabilities	0.76%	0.75%	1.01%	1.06%	1.10%
Net interest spread	2.97%	3.15%	3.24%	3.24%	3.32%
Net interest margin	3.19%	3.36%	3.50%	3.52%	3.61%

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
At period end	2020	2020	2020	2019	2019
Assets:
Cash and due from banks	$42,940	$27,146	$22,181	$26,943	$35,908
Interest-bearing balances in other banks	20,972	14,788	13,146	4,210	5,275
Federal funds sold	102,300	10,000			10,100
Investment securities:
Available-for-sale	247,404	287,709	302,884	330,478	268,823
Equity investments carried at fair value	341	338	299	423	297
Held-to-maturity	7,297	7,401	7,520	7,656	7,808
Loans held for sale	2,161	1,939	270	986	1,390
Loans, net	2,188,463	2,181,909	2,023,155	1,938,240	1,881,090
Less: allowance for loan losses	26,584	26,957	25,686	22,677	22,392
Net loans	2,161,879	2,154,952	1,997,469	1,915,563	1,858,698
Premises and equipment, net	47,926	48,378	48,619	47,932	47,437
Accrued interest receivable	8,595	8,368	7,283	6,981	6,655
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	1,104	1,257	1,411	1,565	1,738
Other assets	99,373	74,778	79,320	69,220	65,200
Total assets	$2,805,662	$2,700,424	$2,543,772	$2,475,327	$2,372,699
Liabilities:
Deposits:
Noninterest-bearing	$579,196	$575,206	$467,315	$463,238	$440,582
Interest-bearing	1,777,688	1,634,918	1,542,680	1,508,251	1,560,703
Total deposits	2,356,884	2,210,124	2,009,995	1,971,489	2,001,285
Short-term borrowings	50,000	50,000	164,150	152,150
Long-term debt	20,269	60,938	32,250	32,733	52,509
Subordinated debt	33,000	33,000
Accrued interest payable	1,289	872	1,336	1,277	1,461
Other liabilities	30,597	33,446	29,978	18,668	21,277
Total liabilities	2,492,039	2,388,380	2,237,709	2,176,317	2,076,532
Stockholders’ equity:
Common stock	14,468	14,649	14,670	14,777	14,778
Capital surplus	130,038	133,002	133,159	135,251	135,106
Retained earnings	165,437	159,739	154,806	152,187	149,740
Accumulated other comprehensive gain (loss)	3,680	4,654	3,428	(3,205)	(3,457)
Total stockholders’ equity	313,623	312,044	306,063	299,010	296,167
Total liabilities and stockholders’ equity	$2,805,662	$2,700,424	$2,543,772	$2,475,327	$2,372,699

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Average quarterly balances	2020	2020	2020	2019	2019
Assets:
Loans, net:
Taxable	$2,059,357	$2,032,852	$1,830,455	$1,766,373	$1,729,741
Tax-exempt	119,202	127,624	135,260	134,040	135,580
Total loans, net	2,178,559	2,160,476	1,965,715	1,900,413	1,865,321
Investments:
Taxable	241,904	260,160	267,179	231,079	200,444
Tax-exempt	39,591	43,466	49,046	67,208	70,381
Total investments	281,495	303,626	316,225	298,287	270,825
Interest-bearing balances with banks	20,250	12,595	8,263	5,317	5,006
Federal funds sold	45,439	17,480		9,629	14,267
Total interest-bearing assets	2,525,743	2,494,177	2,290,203	2,213,646	2,155,419
Other assets	199,433	210,017	193,507	192,121	193,041
Total assets	$2,725,176	$2,704,194	$2,483,710	$2,405,767	$2,348,460
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$1,690,440	$1,605,841	$1,524,265	$1,549,978	$1,521,047
Noninterest-bearing	587,448	574,194	462,508	459,248	445,238
Total deposits	2,277,888	2,180,035	1,986,773	2,009,226	1,966,285
Short-term borrowings	50,038	93,447	142,121	30,018	12,563
Long-term debt	21,354	82,117	32,477	48,468	52,731
Subordinated debt	33,000	11,074
Other liabilities	30,454	28,798	21,096	19,452	22,900
Total liabilities	2,412,734	2,395,471	2,182,467	2,107,164	2,054,479
Stockholders’ equity	312,442	308,723	301,243	298,603	293,981
Total liabilities and stockholders’ equity	$2,725,176	$2,704,194	$2,483,710	$2,405,767	$2,348,460

Peoples Financial Services Corp.

Asset Quality Data

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
	2020	2020	2020	2019	2019
At quarter end
Nonperforming assets:
Nonaccrual/restructured loans	$10,692	$12,214	$10,760	$9,699	$10,657
Accruing loans past due 90 days or more	52	291	423	378	387
Foreclosed assets	649	964	903	450	485
Total nonperforming assets	$11,393	$13,469	$12,086	$10,527	$11,529

Three months ended
Allowance for loan losses:
Beginning balance	$26,957	$25,686	$22,677	$22,392	$21,930
Charge-offs	1,542	617	798	3,809	308
Recoveries	119	88	307	94	70
Provision for loan losses	1,050	1,800	3,500	4,000	700
Ending balance	$26,584	$26,957	$25,686	$22,677	$22,392

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2020	2020	2020	2019	2019
Core net income per share:
Net income GAAP	$8,312	$7,576	$5,281	$5,032	$7,148
Adjustments:
Less: gain on investment securities	(459)	(39)	(144)	(126)	(14)
Add: gain on investment securities tax adjustment	96	8	30	26	3
Net income Core	$7,949	$7,545	$5,167	$4,932	$7,137
Average common shares outstanding - basic	7,277,189	7,341,636	7,379,438	7,388,488	7,394,992
Core net income per share	$1.09	$1.03	$0.70	$0.67	$0.97
Tangible book value:
Total stockholders’ equity	$313,623	$312,044	$306,063	$299,010	$296,167
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	1,104	1,257	1,411	1,565	1,738
Total tangible stockholders’ equity	$249,149	$247,417	$241,282	$234,075	$231,059
Common shares outstanding	7,242,326	7,332,856	7,343,240	7,388,480	7,388,759
Tangible book value per share	$34.40	$33.74	$32.86	$31.68	$31.27
Core return on average stockholders’ equity:
Net income GAAP	$8,312	$7,576	$5,281	$5,032	$7,148
Adjustments:
Less: gain on investment securities	(459)	(39)	(144)	(126)	(14)
Add: gain on investment securities tax adjustment	96	8	30	26	3
Net income Core	$7,949	$7,545	$5,167	$4,932	$7,137
Average stockholders’ equity	$312,442	$308,723	$301,243	$298,603	$293,981
Core return on average stockholders’ equity	10.12%	9.83%	6.90%	6.55%	9.63%
Return on average tangible equity:
Net income GAAP	$8,312	$7,576	$5,281	$5,032	$7,148
Average stockholders’ equity	$312,442	$308,723	$301,243	$298,603	$293,981
Less: average intangibles	64,551	64,704	64,879	65,022	65,200
Average tangible stockholders’ equity	$247,891	$244,019	$236,364	$233,581	$228,781
Return on average tangible stockholders’ equity	13.34%	12.49%	8.99%	8.55%	12.40%
Core return on average tangible stockholders’ equity:
Net income GAAP	$8,312	$7,576	$5,281	$5,032	$7,148
Adjustments:
Less: gain on investment securities	(459)	(39)	(144)	(126)	(14)
Add: gain on investment securities tax adjustment	96	8	30	26	3
Net income Core	$7,949	$7,545	$5,167	$4,932	$7,137
Average stockholders’ equity	$312,442	$308,723	$301,243	$298,603	$293,981
Less: average intangibles	64,551	64,704	64,879	65,022	65,200
Average tangible stockholders’ equity	$247,891	$244,019	$236,364	$233,581	$228,781
Core return on average tangible stockholders’ equity	12.76%	12.44%	8.79%	8.38%	12.38%
Core return on average assets:
Net income GAAP	$8,312	$7,576	$5,281	$5,032	$7,148
Adjustments:
Less: (gain) loss on investment securities	(459)	(39)	(144)	(126)	(14)
Add: (gain) loss on investment securities tax adjustment	96	8	30	26	3
Net income Core	$7,949	$7,545	$5,167	$4,932	$7,137
Average assets	$2,725,176	$2,704,194	$2,483,710	$2,405,767	$2,348,460
Core return on average assets	1.16%	1.12%	0.84%	0.81%	1.21%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	Sept 30	Sept 30
Nine Months Ended	2020	2019
Core net income per share:
Net income (GAAP)	$21,169	$20,704
Adjustments:
Less: Gain on investment securities	(642)	(29)
Add: Gain on investment securities tax adjustment	135	6
Net income Core	$20,662	$20,681
Average basic common shares outstanding	7,332,539	7,397,768
Average diluted common shares outstanding	7,364,693	7,412,865
Core net income per share - basic	$2.82	$2.80
Core net income per share - diluted	$2.81	$2.79

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

The following table reconciles the non-GAAP financial measures of FTE net interest income for the three and nine months ended September 30, 2020 and 2019:

Three months ended September 30	2020	2019
Interest income (GAAP)	$23,346	$23,632
Adjustment to FTE	307	391
Interest income adjusted to FTE (non-GAAP)	23,653	24,023
Interest expense	3,422	4,396
Net interest income adjusted to FTE (non-GAAP)	$20,231	$19,627

Nine months ended September 30	2020	2019
Interest income (GAAP)	$71,040	$69,765
Adjustment to FTE	989	1,267
Interest income adjusted to FTE (non-GAAP)	72,029	71,032
Interest expense	11,048	13,504
Net interest income adjusted to FTE (non-GAAP)	$60,981	$57,528

The efficiency ratio is noninterest expenses, less amortization of intangible assets, as a percentage of FTE net interest income plus noninterest income less gains on equity securities and gains on sale of assets. The following table reconciles the non-GAAP financial measures of the efficiency ratio to GAAP for the three and nine months ended September 30, 2020 and 2019:

Three months ended September 30	2020	2019
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$13,974	$14,079
Less: amortization of intangible assets expense	154	183
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	13,820	13,896

Net interest income (GAAP)	19,924	19,236
Plus: taxable equivalent adjustment	307	391
Noninterest income (GAAP)	4,935	3,682
Less: net gains on equity securities	2	14
Less: net gains on sale of securities	457
Net interest income (FTE) plus noninterest income (non-GAAP)	$24,707	$23,295

Efficiency ratio (non-GAAP)	55.94%	59.65%

Nine months ended September 30	2020	2019
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$40,867	$41,998
Less: amortization of intangible assets expense	462	557
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	40,405	41,441

Net interest income (GAAP)	59,992	56,261
Plus: taxable equivalent adjustment	989	1,267
Noninterest income (GAAP)	11,907	11,250
Less: net gains (losses) on equity securities	(82)	6
Less: net gains on sale of investment securities	724	23
Net interest income (FTE) plus noninterest income (non-GAAP)	$72,246	$68,749

Efficiency ratio (non-GAAP)	55.93%	60.28%